UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTORY NOTE

Sempra Energy is filing this Current Report on Form 8-K to disclose the supplemental risk factors set forth under Item 8.01 below, which are substantially similar to certain risk factors included in Sempra Energy’s preliminary prospectus supplements dated January 2, 2018 for the public offering of its Common Stock by certain forward sellers (together with Sempra Energy’s intention to enter into forward sale agreements for future sale of a corresponding number of shares of its Common Stock) and the public offering of its Mandatory Convertible Preferred Stock, Series A, which were filed with the Securities and Exchange Commission (the “SEC”) on January 2, 2018 (together, the “Prospectus Supplements”).

Sempra Energy is also filing this Current Report on Form 8-K to file certain audited and unaudited financial statements and unaudited pro forma condensed combined financial information attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, which were also included in the Prospectus Supplements. These financial statements and the pro forma financial information relate to Sempra Energy’s proposed acquisition (the “Merger”) of Energy Future Holdings Corp. (“EFH”), which holds an indirect 80.03 percent interest in the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”). The proposed Merger is described in more detail in Sempra Energy’s Current Reports on Form 8-K filed with the SEC on August 25, 2017, August 28, 2017, October 6, 2017, October 10, 2017 and December 15, 2017 and Sempra Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on October 30, 2017.

We are filing this Current Report on Form 8-K for purposes of supplementing the risk factors and financial disclosures incorporated by reference into our shelf registration statement on Form S-3 (Registration No. 333-220257) and our other registration statements filed with the SEC and contained in our periodic reports filed under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Supplemental Risk Factors

When evaluating Sempra Energy and its business, you should carefully consider the risks and other information described below and the risks and other information contained in “Risk Factors” under Item 1A of Part I and elsewhere in Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), which was filed with the SEC on February 28, 2017, and under Item 1A of Part II and elsewhere in Sempra Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Quarterly Report”), which was filed with the SEC on October 30, 2017, and in our other filings with the SEC. These risk factors could materially adversely affect our actual results of operations and financial condition and cause such results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We may also be materially harmed by risks and uncertainties not currently known to us or that we currently deem to be immaterial. If any of the following occurs, our businesses, cash flows, results of operations, financial condition and/or prospects could be materially negatively impacted. In addition, the trading prices of our debt securities and equity securities and those of our subsidiaries could substantially decline due to the occurrence of any of these risks. These risk factors should be read in conjunction with the other detailed information concerning our company set forth in the Annual Report and the Quarterly Report, including, without limitation, the information set forth in the Notes to Consolidated Financial Statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Recent U.S. tax legislation may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our common stock, preferred stock and debt securities, and our credit ratings.

Recently enacted U.S. tax legislation will significantly change the U.S. Internal Revenue Code, including taxation of U.S. corporations, by, among other things, limiting interest deductions, reducing the U.S. corporate income tax rate, altering the expensing of capital expenditures, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions. The legislation is unclear in certain respects and will require interpretations and implementing regulations by the Internal Revenue Service (“IRS”), as well as state tax authorities, and the legislation could be subject to potential amendments and technical corrections, any of which could lessen or increase certain adverse impacts of the legislation. In addition, the regulatory treatment of the impacts of this legislation will be subject to the discretion of the Federal Energy Regulatory Commission (“FERC”) and state public utility commissions.

While our analysis and interpretation of this legislation is preliminary and ongoing, based on our current evaluation, we expect that the limitations on interest deductions will negatively impact our earnings per share, and that the reduction of the U.S. corporate income tax rate will require a write-down of our deferred income tax assets (including the value of our net operating loss carryforwards) resulting in a material noncash charge against earnings in the fourth quarter of 2017, the period in which the tax legislation was enacted, which may be subject to further adjustment in subsequent periods throughout 2018 in accordance with recent interpretive guidance issued by the SEC. In addition, although it is unclear when or how capital markets, credit rating agencies, the FERC or state public utility commissions may respond to this legislation, we do expect that certain financial metrics used by credit rating agencies, such as our funds from operations-to-debt percentage, could be negatively impacted as a result of certain limitations on tax deductions and an anticipated decrease in required income tax reimbursement payments to us from our domestic utility subsidiaries. Further, there may be other material adverse effects resulting from the legislation that we have not yet identified.

We believe that interpretations and implementing regulations by the IRS, as well as potential amendments and technical corrections, could result in lessening the negative impacts of certain aspects of this legislation, including some of the adverse impacts resulting from the limitations on interest deductions (the proper interpretation of which is still unclear), although there can be no assurance that this will occur or that interpretations, regulations, amendments and technical corrections will not exacerbate some of the negative impacts of the legislation. In addition, we believe we should be able to take actions to manage some of the anticipated adverse impacts of the legislation (other than the write-down of our deferred income tax assets) over the next several years, including through repatriation of undistributed non-U.S. earnings, adjusting the timing of capital expenditures, and possible redeployment of capital through sales or monetizations of assets to reduce our future use of debt financing to fund our capital requirements, although there can be no assurance in this regard. It is also uncertain how credit rating agencies will treat the impacts of this legislation on their credit ratings and metrics, and whether additional avenues will evolve for companies to manage the adverse aspects of this legislation. We believe that these actions, to the extent available and if successfully applied, could lessen the negative impacts on certain credit metrics, such as our funds from operations-to-debt percentage, although there can be no assurance in this regard.

If we are unable to successfully take actions to manage the adverse impacts of the new tax legislation, or if additional interpretations, regulations, amendments or technical corrections exacerbate the adverse impacts of the legislation, the legislation could have a material adverse effect on our financial condition, results of operations and cash flows and on the value of investments in our common stock, preferred stock and debt securities, and could result in credit rating agencies placing our credit ratings on negative outlook or downgrading our credit ratings. Any such actions by credit rating agencies may make it more difficult and costly for us to issue debt securities and certain other types of financing and could increase borrowing costs under our credit facilities.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our common stock, preferred stock and debt securities.

On December 20, 2017, Moody’s Investors Service (“Moody’s”) placed Sempra Energy’s credit ratings on negative outlook. Moody’s indicated that this action was triggered by our having entered into a comprehensive stipulation with the staff of the Public Utility Commission of Texas (“PUCT”) and other key stakeholders with respect to our joint application with Oncor to the PUCT for regulatory approval of the Merger, which Moody’s described as a significant milestone in our attaining regulatory approval for the Merger. In addition, Moody’s indicated that a downgrade of our credit ratings over the 12 to 18 months after December 20, 2017 is likely if they anticipate that our consolidated credit metrics will remain weak, relative to our current credit rating, beyond 2019, specifically if our consolidated ratio of cash flow from operations before changes in working capital to debt remains below 18% (assuming successful completion of the Merger) for an extended period of time. Moody’s also indicated that a downgrade could also be considered if there is a further delay in the completion of our Cameron LNG project. Likewise, Standard & Poor’s has indicated that it could downgrade its rating of Sempra Energy’s senior unsecured debt securities within 12 months following October 9, 2017 if we do not complete the Merger or if the aggregate indebtedness of our subsidiaries continues to exceed 50% of our consolidated debt. Moody’s also issued a public comment on December 20, 2017 regarding recent wildfires in northern California and Ventura County, California indicating that the December 6, 2017 decision issued by the California Public Utilities Commission (“CPUC”) denying the request of our subsidiary San Diego Gas & Electric Company (“SDG&E”) to recover approximately $379 million of pretax costs associated with the 2007 wildfires (based on the CPUC’s finding that SDG&E did not reasonably operate the facilities involved in the wildfires) is credit negative for SDG&E, for Sempra Energy and for other California utilities seeking to recover costs from wildfires.

Moody’s further indicated that it may reassess its view of the California regulatory framework if it determines that the credit supportiveness of California’s regulatory environment has weakened (including as a result of the CPUC’s discretion in denying recovery of wildfire costs), which would also be credit negative and could lead to a downgrade of the credit ratings of California investor-owned utilities, including SDG&E, or those ratings being placed on negative outlook. Also, as described in the preceding risk factor, recently enacted U.S. tax legislation could materially adversely affect our credit ratings. The negative outlook by Moody’s, any downgrade of our credit ratings by Standard & Poor’s, Fitch Ratings, Moody’s or any other rating agency, or any additional negative outlook on our credit ratings may adversely affect the market price of our common stock, preferred stock and debt securities, and could make it more costly for us to issue debt securities, to borrow under our credit facilities and to raise certain other types of financing.

Cautionary Note Regarding Forward-Looking Statements

This current report (including Exhibit 99.5 attached hereto) contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the impact of current global economic, credit and market conditions and the satisfaction of customary closing conditions related to the proposed offerings, as well as risks and uncertainties associated with our business in general, including, actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; the impact of changes in the tax code as a result of recent federal tax reform and uncertainty as to how certain of those changes may be applied; actions by rating agencies to downgrade credit raitings of us or our subsidiaries or to place these ratings on negative outlook; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to international trade agreements, such as the North American Free Trade Agreement, and changes that make our exports less competitive or otherwise restrict our ability to export or resolve trade disputes; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.

Additional forward-looking statements include, but are not limited to, statements about the completion of the merger and the expected financing plans for the merger, and other statements that are not historical facts. Additional factors that could cause actual results and future actions to differ materially from those described in any such forward-looking statements include risks and uncertainties relating to: the risk that Sempra Energy, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or that required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction or be onerous to Sempra Energy; the risk that a condition to closing of the merger may not be satisfied; the risk that the transaction may not be completed for other reasons, or may not be completed on the terms or timing currently contemplated; the risk that the anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected; the risk that Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses related to the merger on terms favorable to Sempra Energy, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention to merger-related issues; and related legal, accounting and other costs, whether or not the merger is completed; and the risk that Oncor will eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its new required regulatory capital structure, or because any of the three major credit rating agencies rates its senior secured debt securities below BBB (or its equivalent) or its independent directors determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the SEC. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Energy Future Holdings Corp. and subsidiaries as of and for the year ended December 31, 2016, and the related Independent Auditors’ Report, are attached hereto as Exhibit 99.1. The unaudited condensed consolidated financial statements of Energy Future Holdings Corp. and subsidiaries as of and for the nine months ended September 30, 2017 are attached hereto as Exhibit 99.2.

The audited consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiary as of and for the year ended December 31, 2016, and the related Independent Auditors’ Report, are attached hereto as Exhibit 99.3. The unaudited condensed consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiary as of and for the nine months ended September 30, 2017 are attached hereto as Exhibit 99.4.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information as of September 30, 2017 and for the nine months ended September 30, 2017 and for the year ended December 31, 2016, giving effect to certain pro forma events relating to Sempra Energy’s pending acquisition of Energy Future Holdings Corp., is attached hereto as Exhibit 99.5.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Deloitte & Touche LLP, independent auditors.

99.1	Audited consolidated financial statements as of and for the year ended December 31, 2016 of Energy Future Holdings Corp. and subsidiaries, and the related Independent Auditors’ Report.

99.2	Unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2017 of Energy Future Holdings Corp. and subsidiaries.

99.3	Audited consolidated financial statements as of and for the year ended December 31, 2016 of Oncor Electric Delivery Holdings Company LLC and subsidiary, and the related Independent Auditors’ Report.

99.4	Unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2017 of Oncor Electric Delivery Holdings Company LLC and subsidiary.

99.5	Unaudited pro forma condensed combined financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY

Date: January 2, 2018

By:	/s/ Trevor I. Mihalik
Name: Trevor I. Mihalik
Title: Senior Vice President, Controller and Chief Accounting Officer